SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 16, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

The information required by this Item 2.02 is included in Item 8.01 and incorporated by reference herein.

Item 8.01.                                          Other Events.

On August 16, 2005, Security Capital Corporation (the “Company”) issued a press release announcing estimated results for the second quarter and six months ended June 30, 2005.  The Company also stated that, as previously announced, it currently expects to file its Form 10-Q for the second quarter (the “Second Quarter Form 10-Q”) by September 15, 2005 and its Form 10-Q for the first quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) by August 31, 2005.

The Company’s 2005 financial statements to be reported in the First Quarter Form 10-Q and the Second Quarter Form 10-Q will not include the results of discontinued operations and preferred stock accretion reported in the 2004 financial statements.  In the fourth quarter of 2004, the Company completed the sale of substantially all of the assets of Pumpkin Masters Holdings, Inc. and settled the bankruptcy proceedings of Possible Dreams, Ltd., each of which had been reported as discontinued operations in the 2004 periods.  In addition, due to the redemption of the Company’s outstanding preferred stock in the third quarter of 2004, the Company no longer reports preferred stock accretion, which had reduced net income in the 2004 periods.  Also, the results for the 2004 periods have been restated to reflect changes in the Company’s accounting for operating leases as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on June 28, 2005.

The Company estimates that, for the quarter ended June 30, 2005, net income will be approximately $3,750,000, or $0.55 per basic and $0.52 per diluted share, compared to $777,000, or $0.12 per basic and $0.10 per diluted share, for the quarter ended June 30, 2004.  The second quarter of 2004 included a loss from discontinued operations of $247,000, or $0.04 per basic and diluted share, and preferred stock accretion of $133,000, or $0.02 per basic and diluted share.  The quarter ended June 30, 2005 includes the operations of Caronia Corporation (“Caronia”), which the Company acquired on March 31, 2005.  Caronia’s net income contribution to the second quarter was approximately $300,000, or $0.04 per basic and diluted share.

For the six months ended June 30, 2005, the Company estimates that net income will be approximately $5,300,000, or $0.79 per basic and $0.76 per diluted share, compared to $1,280,000, or $0.20 per basic and $0.16 per diluted share, for the six months ended June 30, 2004.  The six months ended June 30, 2004 included a loss from discontinued operations of $819,000, or $0.13 per basic and diluted share, and preferred stock accretion of $252,000, or $0.04 per basic and diluted share.  The estimated results for the six months ended June 30, 2005 include the net income contribution from Caronia and $2,100,000, or $0.15 per basic and diluted share, of expenses incurred in connection with the Company’s independent internal investigation, which concluded in March 2005.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of Security Capital Corporation, dated August 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2005
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated August 16, 2005.